UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2023

Presidio Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34049	33-0841255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Series A Common Stock Purchase Warrants to Purchase Shares of Common Stock	SQFTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Accounting Officer

On September 22, 2023, Adam Sragovicz notified Presidio Property Trust, Inc. (the “Company”) of his resignation as Chief Financial Officer, effective immediately. Mr. Sragovicz’s departure is not related to the Company’s financial or operating results or to any disagreements with the Company regarding the Company’s financial, operational, accounting or reporting policies or practices. As previously disclosed, Mr. Sragovicz had notified the Company of his intent to resign as Chief Financial Officer upon the consummation of the business combination of Murphy Canyon Acquisition Corp. (the “SPAC”) with Conduit Pharmaceuticals Limited, which business combination occurred on September 22, 2023. The Company had served as the sponsor of the SPAC and owned approximately 65% of the SPAC’s outstanding common stock prior to the consummation of the business combination.

Appointment of Principal Accounting Officer

Effective September 22, 2023, the Company appointed Mr. Edwin H. Bentzen IV, age 47, to serve as its Chief Financial Officer. Mr. Bentzen has served as the Chief Accounting Officer since March 2021. Prior to joining the Company, Mr. Bentzen served as Chief Financial Officer and Chief Operations Officer for Crystal View Capital Management, LLC in 2020 and as a Chief Financial Officer / Finance consultant for various clients (including real estate development companies) from 2018 to 2020. Prior to these roles, Mr. Bentzen held officer and/or senior accounting roles at various companies in Las Vegas, Nevada. He holds a Bachelor of Science degree in Hotel Administration, with an emphasis in Gaming, and a Master of Science degree in Accountancy, from University of Nevada, Las Vegas, and is licensed as a Certified Internal Auditor (inactive). Mr. Bentzen’s annual base salary is $207,900, and he is eligible for benefits customarily available to the Company’s employees, including an award of restricted stock under the Company’s 2017 Incentive Award Plan.

There are no arrangements or understandings between Mr. Bentzen and any other person pursuant to which he was appointed to serve as an officer of the Company. There are also no family relationships between Mr. Bentzen and any director or executive officer of the Company, and Mr. Bentzen does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2023	PRESIDIO PROPERTY TRUST, INC.

	By:	/s/ Jack Heilbron
	Name:	Jack Heilbron
	Title:	Chief Executive Officer